Exhibit 5

PORTER, WRIGHT, MORRIS & ARTHUR LLP

41 South High Street

Columbus, Ohio 43215

Telephone: (614) 227-2000

Fax: (614) 227-2100

April 7, 2006

PECO II, Inc.

1376 State Route 598

Galion, Ohio 44833

Re:	Registration Statement on Form S-8

  PECO II, Inc.

  Amended 2000 Performance Plan (the “Plan”)

Gentlemen:

We have acted as counsel for PECO II, Inc., an Ohio corporation (“PECO”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”), filed by PECO with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the registration of an additional 2,500,000 of PECO’s common shares without par value (the “Shares”), to be issued under the Plan.

In connection with this opinion, we have examined such corporate records, documents and other instruments of PECO as we have deemed necessary.

Based on the foregoing, we are of the opinion that the Shares will, when issued and paid for in accordance with the provisions of the Plan, be legally issued, fully paid and nonassessable, and entitled to the benefits of the Plan.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Porter, Wright, Morris & Arthur LLP

PORTER, WRIGHT, MORRIS & ARTHUR LLP